VOLUNTARY POOLING AGREEMENT

THIS AGREEMENT is made effective the _____day of [●].

AMONG:

CONEXEU SCIENCES INC., a company existing under the laws of the Province of British Columbia

(the "Company")

AND:

[●], having an address at [●]

(the "Shareholder")

WHEREAS:

(A) the Company contemplates listing its common shares on a stock exchange or trading system in North America (the "Listing"); and

(B) in connection with the Listing, the Shareholder has agreed to pool all the common shares in the capital of the Company (the "Shares") that are held by the Shareholder, as set out in Schedule "A", to be held in escrow pursuant to the terms set out herein.

NOW THEREFORE in consideration of the covenants contained in this Agreement and other good and valuable consideration, including the payment of $1 from the Company to the Shareholder (the receipt and sufficiency of which is acknowledged), the parties hereto agree as follows:

1. General Restriction on Sales, Pledges, etc.

The Shareholder shall not directly or indirectly sell, assign, transfer, pledge, mortgage, or otherwise dispose of or encumber any legal or beneficial interest in the Shares subject to such Pool Term (each of which is a "Transaction") or any portion thereof, nor shall it agree to do any such Transaction, whether or not any such Transaction is not to be effective until such time as the Shares have been released from the Voluntary Pool in accordance with the release schedule in Section 4 hereof.

2. Voting of Shares in Pool

All and any voting rights attached to the Shares shall at all times be exercised by the Shareholder, and all rights attached thereto including the right to receive payment of any dividends shall be for the benefit of the Shareholder.

3. Non-Applicability of Standstill Clause

The restrictions in Section 1 do not apply to the Shareholder in the case of a take-over bid, amalgamation, arrangement, merger or similar transaction of the Company by a third party who is arm's length to the Company.

4. Release of Pooled Shares

The Shares will be subject to voluntary restrictions on resale, pursuant to which the Shares will be subject to a voluntary pool (the "Voluntary Pool") for a period of twelve (12) months from the date of this Agreement and for a period of thirty-six (36) months (the "Pool Term") from the date the Company may complete the Listing (the "Listing Date"), with releases occurring on the following schedule:

12 months after the Listing Date	20% of the Shares
18 months after the Listing Date	20% of the Shares
24 months after the Listing Date	20% of the Shares
30 months after the Listing Date	20% of the Shares
36 months after the Listing Date	All remaining Shares

5. Termination

This Agreement may be terminated upon the written agreement of all parties.

6. Reorganizations, etc.

If, during the period in which any of the Shares are retained in escrow pursuant to this Agreement, a reorganization affecting the share capital occurs, then and in each such event, the Shares shall be released and replaced by the shares of stock and other securities and property upon the terms and conditions provided in the relevant reorganization documents.

7. Further Assurance

The parties shall, upon reasonable request and without unreasonable delay, execute and deliver any further documents or assurances and perform any acts necessary to carry out the intent and purposes of this Agreement. The Shareholder will allow a representative of the Company to inspect, at Company's costs, the physical certificate or other instrument representing the Shares in order to ensure compliance with this Agreement during normal business hours on reasonable notice to the Shareholder provided that such inspections will not unduly impact or impede the ordinary business operations of the Shareholder.

8. Time

Time is of the essence of this agreement.

9. Governing Laws and Venue

This agreement shall be construed in accordance with and governed by the laws of the province of British Columbia and the laws of Canada applicable in British Columbia. The parties attorn to British Columbia in the event of any legal proceedings involving this Agreement.

10. Counterparts

This Agreement may be executed in any number of counterparts, each of which, when so executed and delivered, will constitute an original and all of which together will constitute one instrument. Each party hereto will be entitled to rely on delivery by facsimile or electronically delivered portable document format (PDF) of an executed copy of this Agreement and acceptance by a party of such facsimile or PDF copy will be equally effective to create a valid and binding agreement between the parties in accordance with the terms hereof.

11. Notices

All notices that may be or are required to be given pursuant to any provision of this Agreement are to be given or made in writing and served personally, delivered by courier or sent by facsimile or other electronic transmission:

(a) in the case of the Company, to:

Conexeu Sciences Inc.
c/o Suite 880, 50 West Liberty Street
Reno, Nevada, 89501, USA

Attention: [●]

Email: [●]

with a copy (which shall not constitute notice) to:

McMillan LLP

Suite 1500, 1055 West Georgia Street
Vancouver, BC, V6E 4N7

Attention: [●]

Email: [●];

(b) in the case of the Shareholder, to the address provided above.

12. Independent Legal Advice

THE SHAREHOLDER ACKNOWLEDGES AND AGREES THAT THIS AGREEMENT HAS BEEN PREPARED BY MCMILLAN LLP, AS LEGAL COUNSEL TO THE COMPANY, AND THAT AT NO TIME HAS MCMILLAN LLP PROVIDED LEGAL ADVICE TO THE SHAREHOLDER, AND THE SHAREHOLDER HEREBY ACKNOWLEDGES AND DECLARES THAT THEY HAVE EITHER SOUGHT THE REQUISITE INDEPENDENT LEGAL ADVICE IN CONNECTION WITH THE ENTERING INTO OF THIS AGREEMENT OR HAS WAIVED THEIR RIGHT THERETO.

13. Enurement

This agreement enures to the benefit of and is binding on the parties and their heirs, executors, administrators, successors and permitted assigns.

[Signature Page Follows]

IN WITNESS WHEREOF, this Agreement has been executed by the parties hereto on the day and year first written above.

CONEXEU SCIENCES INC.

Per: _______________________________________________

Name: [●]

Title: [●]

[●]

Per: _______________________________________________

Name: [●]

Title: [●]

Schedule "A"

Shareholder Name	Number of Pooled Shares
[●]	[●]